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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report on Security Capital Group Incorporated dated March 18, 1998 and our reports on Security Capital Industrial Trust dated March 13, 1998 into Security Capital Group Incorporated's previously filed Registration Statements File Nos. 333-38521, 333-38523, 333-38525, 333-38527, 333-38531, 333-38533,
333-38537, 333-48167 and 333-38539.

                                                             ARTHUR ANDERSEN LLP

Chicago, Illinois
March 25, 1998